EXHIBIT 10.6

RED HAT, INC.

Red Hat, Inc. 2004 Long-Term Incentive Plan, as amended and restated

Director Restricted Stock Agreement

Cover Sheet

This Agreement evidences the grant by Red Hat, Inc., a Delaware corporation (the “Company”), on the date set forth below (the “Grant Date”) to the person named below (the “Director” or “Participant”) of a Restricted Stock Award (the “Award”) with respect to the number of shares of restricted stock listed below (the “Restricted Stock”) of the Company’s common stock, $.0001 par value per share (“Common Stock”), with a vesting start date listed below (the “Vesting Start Date”). This Award is subject to the terms and conditions specified in the Red Hat, Inc. 2004 Long-Term Incentive Plan, as amended and restated (the “Plan”) and in the Agreement consisting of this Cover Sheet, the attached Exhibit A and Appendix A thereto.

Director Name:	<PARTICIPANT NAME>
Grant Date:	<GRANT DATE>
Vesting Start Date:	<GRANT DATE>
Number of Shares of Restricted Stock:	<Number of shares>

RED HAT, INC. 100 East Davie Street Raleigh, North Carolina 27601

(electronically accepted)	By: /s/
<PARTICIPANT NAME>	Name:
Title:

By accepting this Award, the Director hereby (i) acknowledges that a copy of the Plan and a copy of the Plan prospectus have been delivered to the Director and additional copies thereof are available upon request from the Company’s Equity Compensation Department and can also be accessed electronically, (ii) acknowledges receipt of a copy of this Cover Sheet, and Exhibit A and Appendix A thereto (collectively, the “Agreement”) and accepts the Award subject to all the terms and conditions of the Plan and the Agreement; (iii) represents that the Director has read and understands the Plan, the Plan prospectus and the Agreement, and (iv) acknowledges that there are tax consequences related to the Award, some of which may vary by Director, and that the Director should consult a tax advisor to determine his or her actual tax consequences. The Director must accept this Award electronically, within thirty (30) days following notification of the grant, pursuant to the online acceptance procedure established by the Company; otherwise, the Company may, in its sole discretion, rescind the Award in its entirety.

EXHIBIT A

RED HAT, INC.

Red Hat, Inc. 2004 Long-Term Incentive Plan, as amended and restated

Director Restricted Stock Agreement

Terms and Conditions

1.	Grant of Restricted Stock.

The Award is granted pursuant to and is subject to and governed by the Plan. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the same meaning as in the Plan. The Restricted Stock shall be granted to the Participant without payment of consideration (other than the continued performance of services).

2.	Vesting.

All of the shares of Restricted Stock initially shall be unvested shares. For so long as the Participant maintains continuous service to the Company or one of its Affiliates as an Employee or Director (a “Business Relationship”) throughout the period beginning on the Grant Date and ending on the vesting date set forth below (or if such date is not a trading day for the New York Stock Exchange, or such other stock exchange on which the Company’s shares are then listed, on the first trading day following such date), the Restricted Stock shall become vested according to the schedule set forth below, subject to Section 3 hereof:

Vesting Date	Number of Vested Shares
[As authorized by the Compensation Committee]

Notwithstanding the foregoing, upon the Participant’s death or becoming disabled (as defined in Section 409A of the Code (“Section 409A”)), all of the Restricted Stock shall become fully vested.

3.	Cessation of Business Relationship.

If the Participant’s Business Relationship ceases for any reason, the shares of Restricted Stock that were not vested on the date of such cessation of service will be forfeited, except as provided in Section 2 and Appendix A. The shares of Restricted Stock that are forfeited will be cancelled and returned to the Company. The Participant’s Business Relationship shall be deemed to have ceased on the last day of active service to the Company or any Affiliate and shall not be extended by any notice of termination period. The Participant shall have no further rights with respect to any shares of Restricted Stock that are so forfeited. Any change in the type of Business Relationship the Participant has within or among the Company and its Affiliates shall not result in the forfeiture of the Restricted Stock so long as the Participant continuously maintains a Business Relationship.

4.	Procedure.

The shares of Restricted Stock under the Agreement shall be registered in the Participant’s name and held by the Company’s transfer agent in book entry format on behalf of the Participant. When the Restricted Stock vests, the Company’s transfer agent shall deliver from the shares of Restricted Stock deposited with it the number of shares which have then vested to or for the account of the Participant (or the Participant’s legal representatives, beneficiaries or heirs). The Participant agrees that any resale of the shares of Restricted Stock received upon vesting shall be made in compliance with the registration requirements of the Securities Act of 1933, as amended, or an applicable exemption therefrom, including without limitation the exemption provided by Rule 144 issued thereunder (or any successor rule).

5.	Restrictions on Transfer.

Until the Restricted Stock vests, as provided in Section 2 or Section 3, the Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any Restricted Stock, either voluntarily or by operation of law. Any attempt to dispose of any Restricted Stock in contravention of the above restriction shall be null and void and without effect.

The Company shall not be required (i) to transfer on its books any of the Restricted Stock which have been transferred in violation of any of the provisions set forth herein or (ii) to treat as the owner of such Restricted Stock any transferee to whom such Restricted Stock have been transferred in violation of any of the provisions contained herein.

6.	No Obligation to Continue Business Relationship.

Neither the Plan, this Agreement, nor the grant of the Restricted Stock imposes any obligation on the Company or its Affiliates to have or continue a Business Relationship with the Participant.

7.	Rights as Stockholder.

Except for the restrictions on transfer and vesting provisions in this Agreement, the Participant shall have all of the rights of a stockholder of the Company with respect to the Restricted Stock, including but not limited to the right to receive dividends paid on the Restricted Stock and the right to vote the Restricted Stock; provided that the Participant’s right to such dividends is subject to satisfaction of the vesting requirements set forth in Section 2 of this Agreement and the termination of any restrictions on the transferability and forfeitability of the Restricted Stock, and any dividends attributable to the period before such vesting and the termination of such restrictions will be paid within 30 days after vesting occurs.

8.	Adjustments for Capital Changes.

The Plan contains provisions covering the treatment of Restricted Stock in a number of contingencies such as stock splits and mergers. Provisions in the Plan for such adjustments are hereby made applicable hereunder and are incorporated herein by reference.

9.	Change in Control.

Provisions regarding a Change in Control are set forth on Appendix A.

10.	Tax Matters.

The Participant understands that he or she may elect to be taxed at the time the Restricted Stock is granted rather than when and as the Restricted Stock vests by filing an election under Section 83(b) of the Code with the Internal Revenue Service and the Company within 30 days from the date of grant.

11.    Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Award materials by the Company, for the purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all Restricted Stock awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”), for the purpose of implementing, administering and managing the Plan.

The Participant understands that Personal Data will be transferred to any stock plan service provider which is, presently or in the future, assisting the Company with the implementation, administration and management of the Plan. The Participant understands that these recipients of Personal Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of Personal Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Personal Data, in electronic or other form, for the purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares received upon vesting of the Restricted Stock awards. The Participant understands that Personal Data will be held as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to withdraw his or her consent, his or her service with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant Restricted Stock awards or other equity awards or to administer or maintain Restricted Stock awards or other equity awards granted to the Participant prior or subsequent to such refusal or withdrawal. Therefore, the Participant understands that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

12.	Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Participant, at the most recent address shown on the records of the Company, and if to the Company, to the Company’s principal office, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This Agreement (including the cover sheet) and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded by the Company as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, the Plan or other applicable rules, including, without limitation, the rules of the stock exchange on which the Shares are listed; provided that, no amendment or modification of this Agreement shall materially impair the rights of any Participant without such Participant’s consent. Notwithstanding the foregoing provision, no such consent shall be required with respect to any amendment or modification if the Committee determines in its sole discretion that (i) such amendment or modification is not reasonably likely to significantly reduce the benefits provided under the Award or that the Participant has received adequate compensation for any such reduction, or (ii) such amendment or modification, including cancellation of the Award granted under this Agreement, is necessary or advisable in order to comply with, or avoid adverse consequences due to changes in the laws or rules applicable to the Company or the Participant that the Company considers significant. Notwithstanding the foregoing, in the event of a Change in Control, amendments or modifications, including cancellation of the Award granted under this Agreement pursuant to 12(b)(ii), shall not be permitted except as provided for in Appendix A of this Agreement.

(c) Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

(d) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, distributees, executors and administrators of the Participant and the successors and assigns of the Company.

(f) Participant’s Acceptance. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. The Participant is urged to read this Agreement carefully and to consult with his or her own personal tax, legal and financial advisors regarding the terms and consequences of this Agreement and the legal and binding effect of this Agreement. By virtue of his or her acceptance of this Agreement, the Participant is deemed to have accepted and agreed to all of the terms and conditions of this Award and the provisions of the Plan, including as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award.

(g) Section 409A. This Agreement and the Restricted Stock are intended to qualify for an exemption from the requirements of Section 409A and shall be construed consistently therewith and shall be interpreted in a manner consistent with that intention. Notwithstanding the foregoing, the Company, its Affiliates, Directors, officers and agents shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from Section 409A is not so exempt, or for any action taken by the Committee or its delegates.

(h) Governing Law/Choice of Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties, evidenced by this Award or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of North Carolina and agree that such litigation shall be conducted only in the courts of Wake County, North Carolina, or the federal courts for the United States for the Tenth District of North Carolina, and no other courts, where this Award is made and/or to be performed.

(i) Administrator Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Participant, the Company and all other interested persons.

APPENDIX A

In the event the Director has continuously served as a director until from the date of grant of the Restricted Stock until a Change in Control, all of the Restricted Stock shall become vested.